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                                  EXHIBIT 10.8

                             CONFIDENTIAL MEMORANDUM




To:  Ron Fisher                                   January 6, 1995

From:Tony Morris

Subject:  Change in Employment Agreement

On behalf of the Compensation Committee of the Board of Directors of Phoenix Technologies Ltd. ("Phoenix" or the "Company") I would like to confirm the following employment agreement changes that we have agreed to, in conjunction with the current restructuring of the Company:

  I:  Change in Title
You will assume the title of Chairman of the Board and Chief Executive Officer for Phoenix, at the time that Jack Kay assumes the role of President and Chief Operating Officer.

II:  New Option Grant
You will be granted a new option to purchase 75,000 shares of the Company's common stock at a price of $5.00 per share under the Company's 1994 Equity Incentive Plan. This option will be governed by the terms and conditions of that stock option plan and the related agreement covering the grant. In the event that insufficient shares are available under the stock option plan, the grant will be subject to stockholder approval of the addition of shares sufficient to cover the grant. Phoenix will pursue all reasonable measures to obtain such stockholder approval, if required. This option will vest as follows: the first 50,000 shares will become vested on September 30, 1995, and the remaining 25,000 shares will become vested on March 31, 1996.

  III:  Termination
1. Should your employment be terminated by the Company for reasons other than "cause" as defined below, the following provisions shall apply:
     (a). The Company will give you at least 18 months notice of termination. During this notice period, you will remain an employee of Phoenix for all purposes and your compensation shall be as set forth in this section III.1.
Your primary duties will be to secure other employment and to advise the Company on matters related to the transition of your responsibilities to others and matters with which you were involved while employed at Phoenix. This advice will be given primarily during non-business hours, via telephone (but meetings at Phoenix's facilities may be required) and may not exceed ten hours per month. You will continue to receive your then current base salary (which base salary shall not be less than at the rate of $225,000 per year) for a period of one year from the date you receive the termination notice. In addition, should you be unable to find employment after that one year period, or if you find employment at a base salary less than your then current base salary, you will continue to receive, for an additional six months, the lesser of (i) a base salary at the rate of your then current base salary and (ii) the difference between your new base salary and your then current base salary. Regardless of whether you obtain other employment during any portion of this 18 month notice period, you will remain an employee of Phoenix and obligated to provide advice to Phoenix as set forth above.


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     (b). If, during this 18 month notice period, you are unable to obtain other employment because you are employed by the Company, you may resign from the employ of the Company in which event your employment will terminate and (i) you will continue to receive the cash compensation as set forth in this paragraph,
(ii) you will no longer be required to provide services to the Company, and
(iii) the time period during which you may exercise your stock options will be as set forth in the applicable stock option agreement with the effective date of your resignation being the effective date of the termination of your employment.
     (c). During the entire 18 month period or up until the time that you commence other full-time employment, whichever is sooner, you will continue to receive those health benefits provided to all full time employees of the Company on the terms and conditions generally applicable to all full time employees.
You shall not accrue any vacation time after your receipt of the notice of termination of your employment. You shall immediately notify Phoenix in writing when you obtain other employment.

2. Should your responsibilities substantially change from that which you exercise as Chairman of the Board and Chief Executive Officer as on the date of this letter for reasons other than cause, independent of your specific title, you may consider yourself, at your sole option, to have received notice of termination from employment by the Company, and invoke the provisions of
Section III.1, above. Such election must be made by you, if at all, in writing within 60 days of such change in responsibility.

3. Should you be removed from the title and/or position of Chairman of the Board and Chief Executive Officer for any reason other than cause, you may consider yourself, at your sole option, to have received notice of termination from employment by the Company, and invoke the provisions of Section III.1, above. Such election must be made by you, if at all, in writing within 60 days of such change in position or title.

4. Should the change in the Company's activities require that the CEO function be located outside of the Boston, MA. area, you may consider yourself, at your sole option, to have received notice of termination from employment by the Company, and invoke the provisions of Section III.1, above. Such election must be made by you, if at all, in writing within 60 days of such change in location.

5. Upon your receipt of notice of your termination from employment under any of the provisions of this Section III, the stock option granted to you under
Section II, above, will immediately cease to vest. Also, upon the termination of your employment for any reason, you will have the right to exercise any and all of your vested options under any and all of your stock option agreements at any time within the applicable time period specified in the applicable stock option agreement after giving effect to the actual date of termination of your employment at Phoenix.

The provisions of this section III apply only in the event of the termination of your employment at Phoenix for reasons other than cause.

IV:  Change of Company Ownership
In the event of a "change in control of the Company", as defined below, and if the Company (or the successor company) then issues notice of termination of your employment for reasons other than cause, in addition to your rights under section III above, the stock options granted to you under Section II above will become fully vested at the time of your receipt of notice of termination. In the event of a change in control of the Company, and if your employment with the Company (or the successor company) continues, all of your stock options will continue to vest according to the schedule set forth in the applicable stock option agreement.


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V.   Miscellaneous
1. If you voluntarily resign your employment at Phoenix (termination pursuant to section III 2, III 3 or III 4 above shall not be considered resignation) prior to receipt of notice from the Company of termination of your employment, or upon the termination of your employment for cause, Phoenix shall have no further obligation to you under this letter. In any event, Phoenix shall have no obligation to you under any circumstances after 18 months after your receipt of notice of termination of your employment.

2. For purposes of this letter, "cause" shall mean (a) commission of an act which is not believed by you, in good faith, to be in the best interest of the Company and that causes significant economic damage to the Company or any subsidiary, affiliate or parent company of the Company or significant damage to the business reputation of the Company or any subsidiary, affiliate or parent company of the Company; or (b) commission of an act of fraud or deceit in the performance of duties on behalf of the Company or any subsidiary, affiliate or parent company of the Company; or (c) the continuing failure to perform assigned duties (other than failure due to mental or physical incapacity) after written notice thereof.

3. For purposes of this letter, "change in control of the Company" shall mean the acquisition by a single legal entity (or group of legal entities controlled by a single legal entity) of beneficial ownership of more than 50% of the issued and outstanding voting securities of the Company after the date of this letter.

4. This letter supersedes, replaces and cancels any and all other written or oral understandings, arrangements and agreements, other than your stock option agreements and the employee agreement referenced in section V.5 below, between Phoenix and you that determine the period of your employment by Phoenix and/or the compensation or benefits to be provided by Phoenix to you on the termination of your employment by Phoenix.

5. You shall sign the employee agreement attached to this letter and that agreement shall be retroactive to your first day of employment at Phoenix. The provisions of that employee agreement which by their terms survive the termination of your employment shall so survive.

6. From the date of this letter until one (1) year after the date on which you are neither an employee of Phoenix nor receiving compensation or benefits under this letter from the Company, you shall not directly or indirectly (1) solicit for hire, as an employee, consultant, contractor or otherwise, any then current employee of Phoenix; or (2) hire, as an employee, consultant, contractor or otherwise, any person who is, or who has been, an employee of Phoenix, unless
(a) such person has not been an employee of Phoenix for more than six (6) months prior to the date of hire (directly or indirectly), or (b) such person's employment was terminated by Phoenix and not by such person.

7. During any period in which you are either an employee of the Company or receiving compensation or benefits under this letter from the Company, you shall not directly or indirectly provide services of any kind to any entity which provides, or is planning to provide, products or services which compete or are intended to compete with the products or services provided by the Company, or which the Company plans to provide (as documented in the written product plans of the Company), during your employment, or on the date of your receipt of notice of termination of your employment if such notice is issued.

8. No modification, termination, amendment or waiver of any provision of this letter shall be effective unless set forth in a writing signed by both you and Phoenix.

9. This letter shall be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules. If any provision of this letter is declared invalid by


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any tribunal, such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this letter as though originally included herein. If the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deleted from this letter as though it had never been included herein. In either case, the other provisions of this letter shall remain in effect.

10. This letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, administrators, executors, personal representatives and assigns.

11. Provided that there is no significant incremental expense to Phoenix, Phoenix shall maintain for you the voice mail services which you have on the date of this letter until the termination of your employment or until you have secured other employment, whichever is earlier.

12. If Phoenix fails to perform any obligation to you under this letter and such failure continues for at least ten days from receipt by Phoenix of written notice thereof and if you then retain the services of an attorney to enforce your rights under this letter, then, if you are successful in so enforcing your rights under this letter, Phoenix shall reimburse you for reasonable attorney fees in addition to all other amounts due to you.

Please sign a copy of this letter indicating your agreement with its terms.

Sincerely,                                             Accepted



/s/ Anthony P. Morris                                          /s/ R. D. Fisher
Director                 fishere2.doc 10/4/94                         Ron Fisher


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                            PHOENIX TECHNOLOGIES LTD.

                        EMPLOYEE INVENTION ASSIGNMENT AND
                        PROPRIETARY INFORMATION AGREEMENT


Ronald D. Fisher
("Employee")

Address:  99 Kirkstall Rd.
          Newton, MA 02160

     In consideration of my employment or continued employment by Phoenix Technologies Ltd. ("Phoenix"), I hereby represent and agree as follows:

     1. Employee understands that Phoenix is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of Employee's work with Phoenix, Employee is expected to make new contributions to and create inventions of value for Phoenix.

     2. Employee agrees to promptly disclose in writing in confidence to Phoenix all inventions, improvements, and other innovations of any kind, whether or not patentable or copyrightable or protectable as trade secrets or mask works, that are made or conceived or first reduced to practice or created by Employee, either alone or jointly with others, during the period of Employee's employment, whether or not in the course of such employment ("INNOVATIONS"). Examples of Innovations include but are not limited to original works of authorship, computer programs, formulas, processes, databases, trade secrets, mechanical and electronic hardware, computer languages, user interfaces, documentation, marketing and new product plans, production processes, packaging and marketing techniques, and improvements to anything.

     3. Employee agrees that all Innovations that (a) are not developed entirely on Employee's own time, (b) are developed using equipment, supplies, facilities or trade secrets of Phoenix, (c) result from work performed by Employee for Phoenix, or (d) relate at the time of conception or reduction to practice to the business or the actual or demonstrably anticipated research or development of Phoenix, will be the sole and exclusive property of Phoenix, and Employee hereby assigns to Phoenix any rights that Employee may have in any such Innovations and in any associated patents, patent applications, copyrights, trade secret rights, mask work rights, rights of priority and other intellectual property rights.

     Accordingly, Employee may request a written waiver from his or her manager which will act to formally acknowledge that Phoenix has no right, title or interest in Employee's Innovations that (a) are developed entirely on Employee's own time, (b) are developed using equipment, supplies, facilities or trade secrets not belonging to Phoenix, (c) result from work not performed by Employee for Phoenix, or (d) relate at the time of conception or reduction to practice to no business or actual or demonstrably anticipated research or development of Phoenix. Such written waiver must be signed by Employee's manager and Phoenix's Corporate Counsel and will be placed in Employee's personnel file with an original copy retained by Employee.

     4. Employee agrees to assist Phoenix in every proper way to obtain for Phoenix and enforce patents, copyrights, mask work rights and other legal protections for Innovations belonging to Phoenix in any and all countries. Employee will execute any documents that Phoenix may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights and other legal protections. Employee's obligations under this Section will continue beyond the termination of Employee's


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employment with Phoenix, provided that Phoenix will compensate Employee at a reasonable rate after such termination for time actually spent by Employee at Phoenix's request on such assistance.

     5. Employee hereby irrevocably transfers and assigns to Phoenix, and forever waives and agrees never to assert, any and all "Moral Rights" (as defined below) that Employee may have in or with respect to any Innovation. "MORAL RIGHTS" mean any right to claim authorship or be identified as the author of any Innovation, to object to any modification of, or other action in relation to, any Innovation, or any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

     6. Employee understands that Employee's employment with Phoenix creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to Employee by Phoenix or that Employee may learn in the course of employment by Phoenix and that relates to the business, products, supplier, customers, research or development of Phoenix and its products ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Innovations, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists and any other nonpublic technical or business information that Employee knows or has reason to know Phoenix would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity.

     7. At all times, both during and after Employee's employment, Employee will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the written consent of Phoenix, except as may be necessary to perform Employee's duties as an employee of Phoenix and for Phoenix's benefit. Upon termination of Employee's employment with Phoenix, Employee will promptly deliver to Phoenix all documents and materials of any nature pertaining to Employee's work with Phoenix, and Employee will not take with Employee any documents or materials or copies thereof containing any Proprietary Information.

     8. Employee represents that Employee's performance of this Agreement and of Employee's duties as an employee with Phoenix will not breach any invention assignment or proprietary information or similar agreement with any former employer or other party. Employee represents that employee will not bring with Employee to Phoenix or use in the performance of Employee's duties for Phoenix any documents, materials or information of a former employer that are not generally available to the public.

     9. Employee hereby authorizes Phoenix to notify others, including but not limited to customers of Phoenix and Employee's future employers, of the terms of this Agreement and Employee's responsibilities hereunder.

     10. In the event of any violation of this Agreement by Employee, and in addition to any relief or remedies to which Phoenix may otherwise be entitled, Employee agrees that Phoenix shall have the right to an immediate injunction, and shall have the right to recover the reasonable attorneys' fees and court costs expended in connection with any litigation instituted to enforce this Agreement.


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     11.  Employee understands and agrees that this Agreement does not constitute a contract of employment or obligate Phoenix to employ employee for any stated period of time. Employee understands that Employee's employment with Phoenix is at will, and may be terminated by Phoenix at any time and for any reason, with or without cause.

     This Agreement shall be effective as of the first day of Employee's employment with Phoenix.


Signature of Employee:______/s/R. D. Fisher______________________


Accepted and acknowledged by Phoenix Technologies Ltd.:


Signature:____/s/ Anthony P. Morris________________________
Title:_______Director_________________________
          (Please Print)



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